UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 16, 2006
AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification No.)

4450 Sojourn Drive Suite 500 Addison, Texas (Address of principal executive offices)	75001 (Zip Code)
(972) 728-6300
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 16, 2006, Affirmative Insurance Holdings, Inc. (“Affirmative”) entered into a Master Services Agreement (the “Agreement”) with Accenture LLP (“Accenture”) pursuant to which Affirmative will outsource substantially all of its IT operations to Accenture, including Affirmative’s data center, field support and application management. Pursuant to this Agreement, Affirmative endeavors to achieve over time its goals of creating a technology platform to support its business, consolidation of Affirmative’s data centers, and improving its overall IT infrastructure.
     The initial term of the Agreement is 10 years although it may be terminated for convenience by Affirmative at any time upon six month’s notice after the first two years, subject to the payment of certain stranded costs and other termination fees. Termination costs may be incurred for early termination under other specified circumstances as well.
     Fees for Accenture’s services include a fixed component and a smaller variable component. The fixed component is expected to, at its maximum amount, reach approximately $12 million per annum and ultimately decrease to $4.5 million per annum by 2016, based on the parties’ current expectations of service usage. The variable component will be charged on an hourly basis depending on the skill level and location of the resource. The foregoing fees will be subject to adjustments for discounts based on usage in previous years, cost of living increases, currency fluctuations for off-shore resources, and for service level failures or improvements customary in the IT outsourcing industry. In addition, Affirmative anticipates entering into further arrangements, for additional compensation, under the Agreement including through additional work orders as well as amendments to the Agreement. Currently, the costs of these operations are borne by Affirmative through internal staffing and contractors.
     The Agreement also contains customary provisions for IT outsourcing arrangements, including provisions regarding the development and use of software in the course of the performance of the Agreement, confidentiality requirements, provisions for changes in the services and mutual indemnities.
     A copy of the Agreement (without exhibits) is filed with this Current Report on Form 8-K as Exhibit 10.27 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the complete terms of the Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit

Number	Description

10.27	Master Services Agreement dated as of October 16, 2006 between Affirmative Insurance Holdings, Inc. and Accenture LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC. (Registrant)
Date: October 20, 2006	By:	/s/ Mark E. Pape
Mark E. Pape
Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.27	Master Services Agreement dated as of October 16, 2006 between Affirmative Insurance Holdings, Inc. and Accenture LLP.